Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Conagra Brands, Inc.:

We consent to the incorporation by reference in the registration statement No. 333‑198976 on Form S‑3 and registration statements Nos. 333‑70476, 333‑46962, 333‑46960, 333‑44426, 333‑78063, 333‑64633, 33‑52330, 333‑17549, 33‑63061, 33‑37293, 333‑00997, 333‑162180, 333‑162137, 333‑162136, and 333‑199109 on Form S‑8 of Conagra Brands, Inc. (the Company) of our reports dated July 21, 2017 with respect to the consolidated balance sheets of the Company as of May 28, 2017 and May 29, 2016, and the related consolidated statements of operations, comprehensive income (loss), common stockholders’ equity, and cash flows for each of the fiscal years in the three‑year period ended May 28, 2017 and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of May 28, 2017, which reports appear in the annual report on Form 10‑K of Conagra Brands, Inc. for the fiscal year ended May 28, 2017.

/s/ KPMG LLP

Omaha, Nebraska
July 21, 2017